AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON JULY 9, 2002
REGISTRATION NO.

       Securities and Exchange Commission
            Washington D.C. 20549

        REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OF 1933

            Sky Way Aircraft, Inc.
   (Exact name of registrant as specified in its charter)

 Nevada                         48-1256417
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

       2701 N. Rocky Point Dr., Suite 1150
             Tampa, FL 33607
             1(866) SKY WAY9
          (Address and telephone number of Registrant's principal executive offices)

		James S. Kent
     2701 N. Rocky Point Dr., Suite 1150
             Tampa, FL 33607
             1 (866) SKY WAY9
       (Name, address, and telephone number
        of Agent for Service of Process)

                   Copies to:
               Jody M. Walker, Esq.
             7841 South Garfield Way
               Littleton, CO 80122
                 (303) 850-7637
           (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public: Effective date of this Registration
Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box [ ]

          CALCULATION OF REGISTRATION FEE

Title of Each Class                                                  Amount of
Securities to be            Shares to be   Valuation   Aggregate   Registration
Registered                  Registered     Per Share    Valuation       Fee
Common Shares                2,500,000      $17.50    $43,750,000    $10,937.50
Common Shares                  953,199      $17.50    $16,680,983    $ 4,170.25
                             ---------                -----------    ----------
   Total                     3,453,199                $60,430,983    $15,107.75

(1)Represents common stock being registered on behalf of Selling Security Holders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(a), MAY DETERMINE.

            Sky Way Aircraft, Inc.

                  $43,750,000

             2,500,000 Common Shares
             At $17.50 per Common Share

       953,199 common shares on behalf of
           selling security holders
            at $17.50 per common share

         There is no minimum offering amount

The common shares are being offered on a self underwritten basis by Brent C. Kovar and James
Kent, officers and directors of Sky Way Aircraft and selected broker/dealers.

Our offering and the selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2003.

This is our initial public offering and no public
market current exists for our securities.   We have
not applied to be listed on any trading market or exchange.

An investment in our securities involves high risk.
Consider carefully the risk factors beginning on page 8 in the prospectus.

                               Per
                            Common Share          Total
Public Price                 $17.50         $43,750,000
Proceeds to Sky Way
  Aircraft                   $17.50         $43,750,000

Our officers and directors will sell the
securities.   Up to a 10% commissions will only be
paid if a registered broker-dealer sells our common shares.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Date:  July 8, 2002

TABLE OF CONTENTS

Summary of the Offering                                          5
Risk Factors                                                     6
   We have not conducted any significant operations
   We do not currently have sufficient capital
   Our officers will only work part time
   Dependence on relationships with aircraft industry
   We may not be able to establish and maintain
      brand recognition
   We may be liable for any failure to protect customer's
      private information
   You will experience immediate dilution
Forward Looking Statements                                       5
Sky Way Aircraft                                                 6
Use of Proceeds                                                  7
Dilution                                                         8
Plan of Operation                                                9
Determination of Offering Price                                 10
Plan of Distribution                                            10
Management                                                      10
Principal Shareholders                                          11
Indemnification                                                 11
Certain Transactions                                            12
Description of Securities                                       12
Legal Matters                                                   13
Reports                                                         13
Financial Statements                                            14

              Summary Of The Offering

Corporate History. Sky Way Aircraft was incorporated on April 24, 2002 under the laws of the State of Nevada.

Sky Way Aircraft's principal executive and administrative offices are located at 2701 N. Rocky
Point Drive, Suite 1150, Tampa, Florida, 33607.
These offices consist of 4,500 square feet and are leased on a monthly basis at the lease price of $9,000 per month.

Sky Way Aircraft's operations center and 24 hour
aircraft monitoring building is located at 6700
Citicorp Drive, Tampa, Florida 33618.   These
premises consist of 100,000 square feet of disaster operation class 5 raised floor bunker and is leased on a monthly basis, and our current lease of 2060 square feet is $6000 per month with option to expand to the 100,000 square feet.

Operations.   Sky Way Aircraft provides high-speed
broadband wireless homeland security services.  We
supply private and public broadband networks,
infrastructure and applications to in-flight or on
the tarmac aircraft.   Our current airline network
is 500 miles in diameter with 360 degrees of airborne coverage.

Outstanding
   Securities          7,500,000 common shares

The Offering           Up to a maximum of
                       2,500,000 common shares
                       at $17.50 per common share

Selling Shareholders   953,199 shares at $17.50
                       per common share

Sales by Selling
Security Holders.     We are registering common
                      shares on behalf of selling
                      security holders in this
                      prospectus. We will not
                      receive any cash or other
                      proceeds in connection with
                      the subsequent sale.   We
                      are not selling any common
                      shares on behalf of selling
                      security holders and have no
                      control or affect on these
                      selling security holders.

Offering termination   December 31, 2003

Arbitrary Offering Price.   The aggregate offering
price and number of the common shares to be offered were arbitrarily determined by Sky Way
Aircraft.

Plan of Distribution.   Our officers and directors
are offering the common shares on a self-
underwritten basis.   If a selected broker/dealer
sells any common shares, standard commissions not to exceed 10% of the offering price will be paid.

No Escrow Account   There is no minimum offering
amount and no escrow account has been established.
All proceeds from this offering will be deposited directly into the operating account of Sky Way
Aircraft.

Public Market    There is no public market for the
common shares.

Use of Proceeds   The proceeds from this offering
will be used for:

   Lease office space and related construction -
   Office equipment and furniture -
   Utilities and services -
   Licenses -
   Marketing -
   Advertising -
   Hiring of executive and corporate support
     Personnel -
   Continue inflight testing and analysis -
   Commence hiring and training of installation
     and testing teams -
   Upgrade research and development and operations
     Center -
   Purchase, install and test ground monitoring
     Equipment -
   Commence hiring and training of monitoring
     teams -
   Lease WorldCom facility co-location sites 1-30
     -
   Aircraft equipment purchase,
     installation and text -
   Establish international anti-terrorism
     monitoring networks -

Sky Way Aircraft will use the net proceeds of the offering over the next twelve months.

No Commitment to Purchase Common Shares.   No
commitment by anyone exists to purchase any of the common shares we are offering.

               Risk Factors

1.   We have not conducted any significant
operations to date and have not generated any
revenues.   You may lose your entire investment.

Since our incorporation, our activities have been
principally devoted to positioning ourselves to
achieve our business objectives.  We have had no
material operating revenue to date and expect to
incur losses and administrative expenses until we
begin the sales of our products or we receive
revenues from any of our proposed operations.   We
have a deficit accumulated during the development
stage of $(5,400) for the period from inception to
April 30, 2002.    If we cannot generate revenues,
you may lose your entire investment.

2.   We do not currently have sufficient capital
to meet our financial needs for the next twelve
months.    You may lose your entire investment.

We do not currently have sufficient capital to
meet our financial needs for the next twelve
months.  If we do not raise even minimal funds,
our officers and directors have verbally agreed to
provide the funds necessary to maintain
operations, not to exceed $20,000.   If operations
require more than $20,000, we may not be able to continue operations.

3.   Our officers will only work part time for Sky
Way Aircraft. Operations may not increase due to their limited involvement.

Brent Kovar as president and James S. Kent, as chief executive officer will only be required to work 20 hours per week each for Sky Way Aircraft.
We may not be able to increase operations due to the limited time availability by our officers, which could reduce our profitability.

4. We depend on relationships with the airline industry. If we cannot maintain these relationships, we will not be profitable and you may lose your entire investment.

We rely on the airlines to provide the necessary contacts with its operating centers. If we do not maintain our relationships with these airlines, we may not obtain successful operations. You may lose your entire investment.

5.   If we cannot establish and maintain brand
recognition of Sky Way Aircraft, we will not be
able to successfully conduct our operations.   You
could lose your entire investment.

We believe brand recognition will become more
important due to the growing number of competitors
and the relatively low barriers to entry.    If we
cannot establish and maintain brand recognition, our operations will be negatively effected and you could lose your entire investment.

6. You will experience immediate dilution of at least $13.13 or 75.03% of your investment if we raise the entire offering amount.

Immediately after the offering, if we raise the entire amount, the book value per common share will be $13.13 or 75.03% less than the offering price.

7. If our securities have no active trading market, you may not be able to sell your common shares preferred easily.

We do not have a public market for our securities, nor can we assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

8.   The selling shareholders may have liability
because of their status as underwriters.   They may
sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling
security holders will be considered to be
underwriters of the offering.  The selling security
holders may have civil liability under Section 11
and 12 of the Securities Act for any omissions or
misstatements in the registration statement because
of their status as underwriters.   We may be sued
by selling security holders if omissions or misstatements result in civil liability to them.


           Forward-Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes,"

"expects," "may," "will," "should," or
"anticipates" or the negative thereof or other
variations, thereon or comparable terminology, or
by discussions of strategy that involve risks and
uncertainties.   We have made the forward-looking
statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.
Therefore, the actual experience of Sky Way
Aircraft, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Sky Way Aircraft, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

         SELLING SECURITY HOLDERS

Sky Way Aircraft shall register pursuant to this prospectus 953,199 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                          Amount          Total Number         % Owned        Number of      % Owned
                              Being              Owned             Prior to      Shares Owned      After
                            Registered         Currently           offering   After offering     offering
KH-0(1)                 34,500        345,000          4.6%       310,500      3.11%
ARJ Associates(2)       75,000        750,000         10.0%       675,000      6.75%
Wireless Ventures      565,500      5,655,000         75.4%     5,089,500     50.90%
Venture Group           22,500        225,000          3.0%       202,500      2.03%
Constance Swenson      127,000        262,500          3.5%       135,500      1.36%
Martyne Elder          127,000        262,500          3.5%       135,500      1.36%

KH-O is controlled by Brent Kovar, Glenn Kovar and
Joy Kovar. Brent Kovar and Joy Kovar are officers and directors of Sky Way Aircraft.

ARJ Associates is controlled by Alan R. Josselyn who may be deemed to be a promoter of Sky Way
Aircraft.

              Sky Way Aircraft

General Corporate History.   Sky Way Aircraft was
incorporated on April 24, 2002 under the laws of
the State of Nevada.   Sky Way Aircraft's
principal executive and administrative offices are
located at 2701 N. Rocky Point Drive, Suite 1150,
Tampa, Florida, 33607.   These offices consist of
4,500 square feet and are leased on a monthly basis at the lease price of $9,000 per month.

Sky Way Aircraft's operations center and 24 hour aircraft monitoring building is located at 6700
Citicorp Drive, Tampa, Florida 33618. These premises consist of 100,000 square feet of disaster operation class 5 raised floor bunker and is leased on a monthly basis, and our current lease of 2060 square feet is $6000 per month with option to expand to 100,000 square feet.

Business Activities.

License with Sky Way Global.   Sky Way Aircraft
entered into a ten-year licensing agreement with
Sky Way Global, LLC, an entity under common
control on April 26, 2002 for the exclusive right
to use the patent pending technology that supplies
private and public broadband wireless networks,
infrastructure and applications to airborne
customers.   Sky Way Aircraft shall pay a royalty
fee of 5% of gross sales.   The royalty fee will
be adjusted every six months, but is limited to
30% of gross sales.   The agreement is renewable
in five-year increments with mutual consent. The agreement may be terminated by either party upon thirty days written notice.

Sky Way Global purchases components including:
-   Lucent Technology radio frequency equipment,
- Hughes Network Systems Integrated Satellite feeds and
- Proprietary high intensity transfer technology system.

The network is a loop design, with self-healing
adjustable feeds of 1-155 Mbps Up and Down Link to
each customer, based on sales package.   Wireless
security includes a 128 bit transmission
encryption and a 448 bit blowfish telephony
encryption.   All of these components are FCC,
Industy in Canada, and European Union compliant
Back-up power on the wireless loop utilizes solar energy for an environmentally friendly business.

The airline will have access to real-time data
feeds from the aircraft both airborne and on the
tarmac.   Practical applications are a proactive
approach to monitoring aircraft systems.   This
technology provides an interface to data flight digital recorder, other data capture equipment onboard the aircraft, thereby alerting operations of potential maintenance issues prior to the aircraft landing and reaching its destination.

With the heightened level of awareness for airline
safety and security, a video link is provided to
monitor activities in the cockpit and cabin of the
aircraft.   The video feed is viewed in real time
or stored and viewed as needed.   A two-way video
feed is provided for medical care in assisting
crewmembers or on-board medical personnel in
emergency situations.   Remote control from the
ground could also be coupled with the capability of releasing a sleeping agent as a deterrent against terrorists killing passengers or destroying the aircraft.

Management is of the opinion that in flight high speed connection will provide a significant increase in customer service and entertainment including

   -   Internet access
   -   telephony capabilities
   -   videos on demand
   -   audio on demand
   -   online shopping and
   -   many other entertainment services.

Preliminary Flight Testing

The technology has been flight tested with
positive results.  Preliminary testing, utilizing
a temporary internal and external airborne antenna
system, attained bandwidth speeds of 8Mbps at an
altitude of 35,000 feet and a speed of 450 knots.
At 35,000 feet, estimated coverage was within a
radius of 300 miles.   These preliminary tests
indicate that with the installation of a permanently installed external antenna system, an increase in bandwidth to 15 Mbps is likely with a coverage extending over a 500-mile radius.

Some services the technology can provide are:

   -   real-time video up to 30 frames per second,
multiple camera video surveillance systems that
can provide both zoom and pan options cover all
areas from the cockpit to cabin, utilization while
airborne or on the tarmac.
   -   Direct wireless connection with various
government agencies (FAA, CIA, FBI, etc.)
   -   Air to ground link for Smart Aircraft of
all flight control, which enables ground agencies
to fly and land the aircraft from the ground.
   -   Provide in flight video conferencing for
medical services.
   -   Monitor aircraft avionics.   Providing
direct wireless connection between the aircraft and airport maintenance personnel for real-time reporting of aircraft health and welfare systems.
   -   Passenger and employee security
identification readers.
   -   Provide airport management monitoring.
   - Secure communications between the aircraft and ground facilities utilizing a proven military level encryption service of 128 to 448 bits.
   - Airline VPN - connections between airline corporate headquarters, various national airline offices and airline call center support services.
   -   Data storage facilities.
   - An Internet connection, providing a variety of services to the aircraft, which include e-mail service, voice over IP and movies on-demand.

Business Strategy.    Sky Way Aircraft anticipates
starting operations in the second and third quarter of 2002 serving commercial airlines on the eastern seaboard of the United States.

Current Activities of Sky Way Global.   In
December 2001 Sky Way Global, responding to the
Airline Safety Bill, submitted business and technical documentation explaining Sky Way's ultra high-speed wireless system and providing recommendations resolving current aircraft-related security issues. Currently, Sky Way Global is engaged in further dialogue with the Department of Transportation and the evaluation group organized to examine proposals and analyze technologies that provide solutions to the nations air safety bill.
Sky Way Global attended the meeting with strategic executives of the Under Secretary of Defense and key representatives from the various military services in mid April 2002. Sky Way Global is scheduled for a follow-up meeting with Congressional Representatives, the Department of
Transportation, and Department of Defense during the late June 2002.

On February 8, 2002, WorldCom and Internet and
network communications solutions company, accepted
Sky Way Global into the WorldCom Digital Ventures
Program.   This Program provides Sky Way Global a
comprehensive range of telecommunications services
including Network Co-location Services and Data
Center Facilities of more than 2,500 point of
presence (POP) locations covering more than 65
countries including the United States, Canada,
Europe, and the Pacific Rim. In April 2002 Sky Way
Global demonstrated their technology for the
Principle Strategic Development Manager for
Rockwell/Collins.  As a direct result of the
demonstration, SkyWay Global has received a
listing of aircraft and communications-related
projects from Rockwell Collins, which outlines the
Next Steps between the two companies.  On May 30,
2002, Rockwell/Collins has agreed to provide their
experimental airplane to be used in the testing
and development phases of the Sky Way Aircraft
technology.   Teaming and Licensing Agreements are
being prepared.

Anticipate signing a Memorandum of Understanding and Teaming Agreement with EVOX, Inc., marketer of a Lockheed Martin developed Stealthware technology which is a system that modulates digital data to prevent intercept through a virtually featureless waveform. Sky Way Global believes that the Sky
Way technology and the Stealthware technology can be combined to provide a high-speed and secure communication on any application and platform available and will have immense impact on the government's need for high-speed, secure, non-exploitable communications (military and civilian) in a variety of agencies, law enforcement, first response teams, aviation applications. EVOX Inc.
is currently under contract by the Department of State for delivery of systems for these purposes

A demonstration for Boeing executives and engineers is tentatively scheduled for late June
2002.

Sky Way Aircraft is in discussions with Air Cell and Verizon AirFone regarding nation-wide network and services.

Sky Way Aircraft will continue analysis on Lear 60 and Challenger 600A jet airlines. Sky Way
Aircraft will evaluate
   -   video cameras,
   -   internal and external antenna,
   -   in-flight data from flight data recorder,
   -   in flight Internet to the seat, and
on demand and music.
 Airborne test results for October 2001 and May 2,
2002 are currently under analysis.

Sky Way Aircraft will continue news relationships with CBS, NBC, ABC, FOX and CNN to provide in-flight broadcasts.

Revenue Generation.   Sky Way Aircraft will
generate revenue by providing:

  - Internet service like e-mail and movies/music on-demand to the plane for use by the passengers,
   - transportation of aircraft avionics data from the plane to the ground,
   - up-selling of full service camera and server equipment,
   -   Internet ad time to advertisers, and
   -   telephone service.

Competition.   We will compete by price and
service.   The prices or price ranges for our
products and service will vary depending on services provided.

In addition, we also compete directly with other communication providers. We do not know of any other companies that offer similar services with sufficient bandwidth to provide 15 Mbps to and from the aircraft and have the ability to monitor a network.

We intend to keep the fees at a competitive rate as new competitors enter the market in this area.

The market for information and security products
and services is highly competitive and competition
is expected to continue to increase significantly.
There are no substantial barriers to entry in these
markets, and we expect that competition will
continue to intensify.   Although we currently
believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. We will compete with many other providers of informational services on the Internet.

Government Regulation.
Sky Way Aircraft only provides a service and does
not tranmit.   Sky Way Aircraft does not have to
ask for FCC permission, only has to notify the FCC
as to which channel they will use.   It does not
need to comply with any special Government
Regulations.  Aircraft to be used will already be
certified by FAA regulations.   Cameras and
antennas are on the market and have been FCC certified.

              Use of Proceeds

Assuming $1,000,000, $5,000,000 $10,000,000,
$20,000,000, $30,000,000 or $43,750,000 of the
common shares are sold, the net proceeds of the
offering will be used as set forth in the following
tables.   We may not raise sufficient capital to
expand our operations.

                                    Assuming                         Assuming
                                $1,000,000 raised    %      $5,000,000 raised       %
Gross proceeds                   $1,000,000      100.00%       $5,000,000     100.00%
Offering expenses                    62,608        6.26%           62,608       1.25%
                                 ----------     -------        ----------     -------
Net proceeds                       $937,392       93.74%       $4,937,392      98.75%

Lease office space and
 related construction                93,738        9.37%           93,738       1.87%
Office equipment and
  furniture                          46,870        4.69%           46,870        .94%
Utilities and services               18,748        1.87%           18,748        .37%
Licenses                             28,122        2.81%           28,122        .56%
Marketing                           187,478       18.75%          187,478       3.75%
Advertising                         140,609       14.06%          140,609       2.81%
Hiring of executive and
 corporate support personnel        140,609       14.06%          140,609       2.81%
Continue inflight testing and
  analysis                          140,609       14.06%          140,609       2.81%
Commence hiring and training
  of installation and testing
  teams                             140,609       14.06%          140,609       2.81%
Upgrade research and development
  and operations center                   -          --           812,522      16.25%
Purchase, install and test
  ground monitoring equipment             -          --           812,522      16.25%
Commence hiring and training
  of monitoring teams                     -          --           749,912      15.00%




Lease WorldCom facility
  co-location sites 1-30                  -          --           812,522      16.25%
Aircraft equipment purchase,
     installation and text                -          --           812,522      16.25%

      Total Expended              $ 937,392       93.74%       $4,937,392      98.75%

                                  Assuming                      Assuming
                             $10,000,000 raised      %     $20,000,000 raised     %
Gross proceeds                 $10,000,000        100.00%    $20,000,000      100.00%
Offering expenses                   62,608           .63%        62,608          .31%
                                ----------    ----------     -----------     -------
Net proceeds                   $ 9,937,392         99.37%    $19,937,392       99.69%

Lease office space and
 related construction               93,738           .94%         93,738         .47%
Office equipment and
  furniture                         46,870           .47%         46,870         .23%
Utilities and services              18,748           .19%         18,748         .09%
Licenses                            28,122           .28%         28,122         .14%
Marketing/Advertising              328,087          3.28%      1,278,087        6.39%
Hiring of executive and
 corporate support personnel       140,609          1.41%        140,609         .70%
Continue inflight testing and
  analysis                         140,609          1.41%        140,609         .70%
Hiring and training of
  installation and testing
  teams                          1,040,609         10.41%      3,315,000       16.58%
Upgrade research and development
  and operations center          1,992,224         19.92%      3,250,000       16.25%
Purchase, install and test
  ground monitoring equipment    1,494,183         14.94%      3,250,000       16.25%
Hiring and training of
  monitoring teams               2,490,306         24.90%      3,250,000       16.25%
Lease WorldCom facility
  co-location sites 1-30                 -            --       1,875,609        9.38%
Aircraft equipment purchase,
     installation and text       2,123,287         21.23%      3,250,000       16.25%
                               -----------         ------    -----------       ------
      Total Expended           $ 9,937,392         99.37%    $19,937,392       99.69%

                                Assuming                            Assuming
                            $30,000,000 raised        %      $43,750,000 raised    %
Gross proceeds                 $30,000,000         100.00%    $43,750,000      100.00%
Offering expenses                   62,608            .21%         62,608         .14%
                                ----------     ----------     -----------   ---------
Net proceeds                   $29,937,392          99.79%    $43,687,392       99.86%

Lease office space and
 related construction               93,738            .31%         93,738         .21%
Office equipment and
  furniture                         46,870            .16%         46,870         .11%
Utilities and services              18,748            .06%         18,748         .04%
Licenses                            28,122            .09%         28,122         .06%
Marketing/Advertising            1,278,087           4.26%      1,278,087        2.92%
Hiring of executive and
 corporate support personnel       140,609            .47%        140,609         .32%
Continue inflight testing and
  analysis                         140,609            .47%        140,609         .32%
Hiring and training of
  installation and testing
  teams                          3,315,000         11.05%       3,315,000        7.58%
Upgrade research and development
  and operations center          3,315,000         11.05%       3,315,000        7.58%
Purchase, install and test
  ground monitoring equipment    3,234,091         10.78%       7,062,122       16.14%
Commence hiring and training
  of monitoring teams            3,234,091         10.78%       5,296,591       12.11%
Lease WorldCom facility
  co-location sites 1-30         2,156,061          7.19%       7,062,122       16.14%
Aircraft equipment purchase,
     installation and text       8,624,244         28.75%      10,593,183       24.21%
Lease international office
 space and related construction          -            --        1,765,530        4.04%
Establish international anti-
  terrorism monitoring networks  4,312,122         14.37%       3,531,061        8.07%

      Total Expended           $29,937,392         99.79%     $43,687,392       99.86%

If we raise less than $1,000,000, we shall utilize the proceeds on a pro rata basis on the areas listed above.

If we do not raise even minimal funds, our officers
and directors have verbally agreed to provide the
funds necessary to maintain operations, not to
exceed $20,000.   These amounts will be through a
no interest loan with no specific payback provisions.

Sky Way Aircraft anticipates that the proceeds from this offering, together with projected cash flow from operations, will be sufficient to meet estimated capital expenditures for the next 24-36 months. If cash flows do not develop as anticipated, Sky Way Aircraft will be required to try to obtain additional sources of capital, yet to be identified.

The actual allocation of funds will depend on Sky
Way Aircraft's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Sky Way Aircraft of the net proceeds of this offering, such proceeds will be invested in short-term, interest-bearing instruments.

                  Dilution

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

Assuming $1,000,000 raised and a total of 7,557,143 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     .0003
Increase per Share attributable to investors                 .1237
                                                             -----
Pro Forma net tangible book value per common
   share after offering                                                           .12
                                                                                -----
Dilution to investors                                                          $17.38
Dilution as a percent of offering price                      99.29%

Assuming $5,000,000 raised and a total of 7,785,715 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering      $.0003
Increase per Share attributable to investors                   .6339
                                                              ------



Pro Forma net tangible book value per common
   share after offering                                                           .63
                                                                               ------
Dilution to investors                                                          $16.87
Dilution as a percent of offering price                       96.38%

Assuming $10,000,000 raised and a total of 8,071,429 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     $ .0003
Increase per Share attributable to investors                  1.2309
                                                             -------
Pro Forma net tangible book value per common
   share after offering                                                          1.22
                                                                                -----
Dilution to investors                                                          $16.27
Dilution as a percent of offering price                       92.96%

Assuming $20,000,000 raised and a total of 8,642,857 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     $ .0003
Increase per Share attributable to investors                  2.3065
                                                             -------
Pro Forma net tangible book value per common
   share after offering                                                          2.31
                                                                               ------
Dilution to investors                                                          $15.19
Dilution as a percent of offering price                        86.82%

Assuming $30,000,000 raised and a total of 9,214,286 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     $ .0003
Increase per Share attributable to investors                  3.2487
                                                             -------
Pro Forma net tangible book value per common
   share after offering                                                          3.25
                                                                               ------
Dilution to investors                                                          $14.25
Dilution as a percent of offering price                       81.43%

Assuming $43,750,000 raised and a total of 10,000,000 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering      $ .0003
Increase per Share attributable to investors                   4.3684
Pro Forma net tangible book value per common                  -------
   share after offering                                                          4.37
                                                                               ------
Dilution to investors                                                          $13.13
Dilution as a percent of offering price                       75.04%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering upon conversion.

             Plan of Operation

Trends and Uncertainties.  Demand for Sky Way
Aircraft's products and services will be dependent on, among other things, market acceptance of the Sky Way Aircraft's concept, the quality of our services, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of Sky Way Aircraft's activities will be the receipt of revenues from our services, Sky Way
Aircraft's business operations may be adversely affected by Sky Way Aircraft's competitors and prolonged recessionary periods.

Capital and Source of Liquidity.  All of the
initial working capital has been obtained from the
issuance of common shares for payment of
organization costs of $1,870, services rendered
valued at $5,630.   Additionally, Sky Way Global,
LLC, an entity under common control, advanced Sky
Way Aircraft $1,000.   The advance bears no
interest.

For the period from inception (April 24, 2002) to April 30, 2002, Sky Way Aircraft did not pursue any financing or investing activities.

We currently have no working capital and will rely on further issuance of common stock and loans to continue operations until completion of the offering.

On a long-term basis, liquidity is dependent on
continuation and expansion of operation and receipt
of revenues, additional infusions of capital, and
debt financing.   Sky Way Aircraft believes that
additional capital and debt financing in the short term will allow Sky Way Aircraft to increase its marketing and sales efforts and thereafter result in increased revenue and greater liquidity in the long term. However, there can be no assurance that Sky Way Aircraft will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.   For the period from
inception to April 30, 2002, Sky Way Aircraft did not receive any revenues from operations.

For the period from inception to April 30, 2002, Sky Way Aircraft had general and administrative expenses of $5,400.

Plan of Operation.   Sky Way Aircraft is in the
development stage and has not conducted any
significant operations to date or received
operating revenues.  Sky Way Aircraft can satisfy
our cash requirements in the next 24-36 months if
we can successfully complete this offering or
through loans from affiliated entities, our
officers and directors.     We will not need to
conduct any research and development regarding our business plan.

Network expansion includes establishing business alliances with current vendors and additionally, contacting search engines to gain national exposure of our website with major networking partner
WorldCom, Lucent Technology, Avaya and Sky Way
Aircraft's customer and sales force.

Officers and directors have agreed to provide the minimal funds we require to maintain operations through no interest loans not to exceed $20,000.
There are no specific repayment terms.

Over the next twelve months, we will continue to seek any necessary funding from other sources and will begin meeting with United States government officials on the proposals to the Department of Defense for Airline Safety Bill. Additionally, we will begin marketing to major airlines and complete real-time monitoring nationwide.

The failure to do any of the above will not cause us to change our business plan or business focus.

Upon funding of less than $1,000,000, the use of
proceeds shall be utilized on a pro rata basis for
the purposes described.   Nominal expenses will be
paid to obtain greater exposure of our services.
As we begin to generate revenues, we shall review
advertising expansion options.   As funding allows,
we will conduct expanded advertising activities.

Other than described in the use of proceeds
section, we do not expect to purchase any plant or
significant equipment.   If the offering is
successful, we do not expect immediate significant changes in the number of employees to conduct operations.

If we raise only $1,000,000, we will not have to raise additional funds in the next twelve months.

Sky Way Aircraft may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Sky Way Aircraft's stage of development, many of which are beyond Sky Way
Aircraft's control. These include, but are not limited to, unanticipated problems relating to the development of the system, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.


      Market for Common Equity and
      Related Stockholder Matters

At the present time, there is no market for our common shares.

We have four holders of record.

Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule
15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure
in connection with any trades involving a "penny
stock", including the delivery, prior to any penny
stock transaction, of a disclosure schedule
explaining the penny stock market and its
associated risks. These requirements severely limit
the liquidity of the common stock in the secondary
market because few brokers or dealers are likely to
undertake compliance activities. Generally, the
term penny stock refers to a stock with a market
price of less than $5.00 per share.   A market in
our stock may never develop due to these restrictions.

         Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Sky Way Aircraft without any consideration of the actual value of our company or what the market might pay for our stock.

           Plan of Distribution

Plan of Distribution.  The common shares are being
offered by Brent C. Kovar and James Kent, officers
and directors of Sky Way Aircraft and selected
broker/dealers.   Consequently, there may be less
due diligence performed in conjunction with this
offering than would be performed in an underwritten
offering.   Although they are associated persons of
us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

   -   They are not subject to a statutory
disqualification under the Exchange Act at the time of their participation in the sale of our securities.

   -   They will not be compensated for their
participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   -   They are not an associated person of a
broker or dealer at the time of their participation in the sale of our securities.

As of the date of this prospectus, no broker has
been retained by us for the sale of securities
being offered.   In the event a broker who may be
deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.

The common shares may be offered by selected
broker/dealers.   Selected broker/dealers, if any,
will receive the standard industry commission not to exceed 10% of the offering price.

No Minimum Offering Amount or Escrow Account.
There is no minimum offering amount and therefore, no escrow account has been established. Any funds received from the offering will be deposited directly into the operating account of Sky Way
Aircraft.

Selling security holder.   The selling security
holder offering of 953,199 common shares at $17.50 per common share will begin on the effective date of the prospectus and terminate on or before December 31, 2003.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2003.

                        Management

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                            Position                 Period Served
James S. Kent, age 64           Chief Executive Officer/     Inception
					Vice President/Director		to present

Brent C. Kovar, age 35            President/Director          Inception
										to present




James Dublikar, age 49       Chief Financial Officer/
                              Senior Vice President/         Inception
                            Airline Industry Coordinator     to present

Joy Carson Kovar, age 66    Corporate Secretary/Director     Inception
										 to present

Resumes:
James S. Kent - Mr. Kent has been director of
business operations for Sky Way Florida since 2000.
From 1998 to 1999, Mr. Kent served as director of
operations for Satellite Access Systems, Inc., a
satellite services corporation.   From 1997 to 1998
he served as a senior management consultant with Booz, Allen & Hamilton, a major government contractor and national/international business consulting firm. From 1980 to 1997, Mr. Kent served in various government contract management positions supporting projects of the Department of Defense, National Security Agency, and Department of the Navy.

Brent C. Kovar - Mr. Kovar founded Sky Way Global in 2000, a high speed broadband wireless service company. In 1990, Mr. Kovar founded PC, Ltd., a company that produced specialty-designed remote controlled arm and RF products. From 1987 to 1989, he was associated with Jacobs Engineering, an engineering company in Pasadena, California.
From 1986 to 1987, Mr. Kovar worked with Falcon
Communications as a wireless communications engineer. Mr. Kovar earned a Bachelor of Science degree from Devry Institute and is currently pursuing seminars and programs with a goal of masters degree.

James a. Dublikar - Mr. Dublikar has been president of Dublikar & Associates, a company that provides consulting in the areas of airline operations, risk management and information technology from 1999 to present. His responsibilities were for financial projections, informaton technology, human resources and administrative areas.

From 1989 to 1992, he was responsible for risk
management functions including: insurance
administration, claims loss control and safety
programs.   He served as a key member of the
emergency response team and directed the
development of disaster recovery procedures.  He
worked directly with the NTSB in the application
of the Air Carrier Disaster - Family Assistance
Act. 1984 - 1989 Chief Information Officer where
he designed, developed and implemented a long
range IT strategy.  Initiated a joint venture with
Delta Airlines to replace the Revenue Accounting
Processes that resulted in a hardware savings and
implementation savings. During the time period of
1976 to 1984, Mr. Dublikar was in positions of
comptroller, director of operations and manger of
finance.   Mr. Dublikar earned his Bachelor of
Science degree in business administration with a major in accounting and finance from Xavier
University in 1975.

Joy Carson Kovar - Mrs. Kovar started working for
Sky Way Global in 2000 as vice president of corporate services. Her early experience in personnel work was gained during 1957 to 1960 for the Department of Agriculture and later with the Air Force in 1963 and 1964.

In 1960, Mrs. Kovar started Communication Skills
Laboratory, in Pasadena, California. She conducted classes for hundreds of business people. From 1964 to 1993, Mrs. Kovar worked in the field of education. In addition to classroom experience she worked in school administration, including Federal programs for improvement and State of California team for school inspection.

She completed a Bachelor of Arts at Arizona State
University in 1957 and a Masters of Arts in 1978 at Redlands University, California with post graduate work at UCLA.

Remuneration. To date, no material compensation has been paid to the officers of Sky Way Aircraft.
Upon successful completion of the offering, we will enter into written employment agreements with our current officers and key employees yet to be named.

Since inception, the executive officers have not received any compensation

None of our officers and/or directors has received
any compensation for their respective services
rendered unto us. They all have agreed to act
without compensation.   As of the date of this
registration statement, we have no funds available to pay directors. Further, none of the directors are accruing or will accrue any compensation pursuant to any agreement with us.

Employee Incentive Stock Option Plan. The shareholders and the directors, at their organizational meeting, adopted an employee incentive stock option plan pursuant to the regulations of the Internal Revenue Service. The plan provides for a pool of authorized, but unissued common shares to be reserved for issuing to key executives, employees and consultants pursuant to the plan. Up to 1,000,000 options may be granted. The board of directors plans to elect a compensation committee to award the options from time to time. Committee members may not be grantees while serving.

              Principal Shareholders

The following tabulates holdings of common shares of Sky Way Aircraft (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Sky Way Aircraft individually and as a group.

                                                Percentage of
                            Number & Class      Common Shares
Name and Address             of Shares          Prior to offering
KH-01 Ventures(1)             1,019,294             13.59%
121 6th Street East
Tierra Verde, FL 33715

Brent C. Kovar(1)                     0              0.00%
121 6th Street East
Tierra Verde, FL 33715

James S. Kent                         0              0.00%
8609 30th St. East
Parrish, FL 34219

James A. Dublikar                     0              0.00%
822 Riverwatch Dr.
Crescent Springs, KY 4107

Joy C. Kovar(1)                       0              0.00%
2701 N. Rocky Point Dr.
Suite 1150
Tampa, FL 33607

All Directors & Officers
as a group (4 persons)        1,019,294             13.59%

Wireless Ventures(2)          5,274,706             70.33%
13300 3rd St. East
Madeira Beach, FL 33708


ARJ Associates(3)               750,000             10.00%
1325 South 800 East, Suite 315
Orem, Utah 84057

(1)KH-01 Ventures is controlled by Brent Kovar,
Glenn Kovar and Joy Kovar
(2)Wireless Ventures is controlled by Craig Swink
(3)ARJ Associates is controlled by Alan R. Josselyn.

Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power
(including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

Brent Kovar, Glenn Kovar, Joy Kovar and ARJ
Associates would be deemed to be promoters of Sky
Way Aircraft.

We do not know of any arrangements, including any pledge by any personnel, which would result in a change of control of Sky Way Aircraft.

                Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the
Securities Act of 1933. The Colorado Corporation
Code allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Sky Way
Aircraft may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Sky Way Aircraft. Sky Way Aircraft has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                Certain Transactions

During April 2002, Sky Way Aircraft issued
5,400,000 shares of common stock of
officers/shareholders of Sky Way Aircraft or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530.

License with Sky Way Global.   Sky Way Aircraft
entered into a ten-year licensing agreement with
Sky Way Global, LLC, an entity under common
control on April 26, 2002 for the exclusive right
to use the patent pending technology that supplies
private and public broadband wireless networks,
infrastructure and applications to airborne
customers.   Sky Way Aircraft shall pay a royalty
fee of 5% of gross sales.   The royalty fee will
be adjusted every six months, but is limited to
30% of gross sales.   The agreement is renewable
in five-year increments with mutual consent.   The
agreement may be terminated by either party upon thirty days written notice.

Sky Way Global, LLC advanced Sky Way Aircraft
$1,000.   The advance bears no interest.

            Description of Securities

Sky Way Aircraft is authorized to issue 40,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 7,500,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Sky Way Aircraft are
entitled to cast one vote for each share held at
all shareholders meetings for all purposes.   There
are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Sky
Way Aircraft legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Sky Way Aircraft has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future.
The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Sky Way Aircraft.
Accordingly, future dividends, if any, will depend upon, among other considerations, Sky Way
Aircraft's need for working capital and its financial conditions at the time.

Preferred Stock.   Sky Way Aircraft is authorized
to issue 10,000,000 shares of preferred stock, par value of $.001.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Sky Way Aircraft, after the amount of the subscription price or par value has been paid in full shall be non-assessible.

There are not anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Transfer Agent.  State Agent and Transfer
Syndicate, Inc. located in Carson City, Nevada acts as the transfer agent for Sky Way Aircraft.

              Legal Matters

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Sky
Way Aircraft is subject or to which Sky Way
Aircraft may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

               Reports

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with
Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Sky Way Aircraft.

           Financial Statements

Independent Auditors' Report
Balance Sheet, April 30, 2002
Statement of Operations, from inception on April
24, 2002 through April 30, 2002
Statement of Stockholders' Equity, from inception on April 24, 2002 through April 30, 2002
Statement of Cash Flows, from inception on April
24, 2002 through April 30, 2002
Notes to Financial Statements

INDEPENDENT AUDITORS' REPORT

Board of Directors
SKY WAY AIRCRAFT INC.
Tampa, Florida

We have audited the accompanying balance sheet of Sky Way Aircraft Inc. [a development stage company] at April 30, 2002 and the related statements of operations, stockholders' equity and cash flows for the period from inception on April 24, 2002 through April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Sky Way Aircraft Inc. [a development stage company] as of April 30, 2002 and the results of its operations and its cash flows for the period from inception on April 24, 2002 through April 30, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company was only recently formed, has incurred losses since its inception and has no on-going operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in
Note 5.  The financial statements do not include
any adjustments that might result from the outcome of these uncertainties.

PRITCHETT, SILER & HARDY, P.C.

May 8, 2002
Salt Lake City, Utah

          SKY WAY AIRCRAFT INC.
         [A Development Stage Company]
                 BALANCE SHEET
                     ASSETS

                                                   April 30,
                                                     2002
                                                   ---------
CURRENT ASSETS:
    Cash                                          $        -
                                                  ----------
      Total Current Assets                                 -

OTHER ASSETS:
    Deferred stock offering costs                      2,100
                                                  ----------
                                                  $    2,100
                                                  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                $       -
                                                   ---------
      Total Current Liabilities                            -
                                                   ---------
STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value,
    10,000,000 shares authorized,
    no shares issued and outstanding                       -
   Common stock, $.001 par value,
    40,000,000 shares authorized,
    7,500,000 shares issued and
    outstanding                                        7,500
  Capital in excess of par value                           -
  Deficit accumulated during the
     development stage                                (5,400)
                                                    --------
        Total Stockholders' Equity                     2,100
                                                    --------
                                                    $  2,100
                                                    ========


The accompanying notes are an integral
part of this financial statement.

             SKY WAY AIRCRAFT INC.
          [A Development Stage Company]

              STATEMENT OF OPERATIONS

                                                             From Inception
                                                               on April 24,
                                                              2002 Through
                                                                 April 30,
                                                                   2002
                                                              ---------------
REVENUE                                                        $            -

EXPENSES:
  General and administrative                                            5,400
                                                              ---------------
LOSS BEFORE INCOME TAXES                                               (5,400)

CURRENT TAX EXPENSE                                                         -

DEFERRED TAX EXPENSE                                                        -
                                                              ---------------
NET LOSS                                                       $       (5,400)
                                                              ---------------

LOSS PER COMMON SHARE							   $	       (.00)
                                                              ---------------

The accompanying notes are an integral
  part of this financial statement.

          SKY WAY AIRCRAFT INC.
       [A Development Stage Company]
      STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
   FROM THE DATE OF INCEPTION ON APRIL 24, 2002
          THROUGH APRIL 30, 2002

                                                                                    Deficit
                                                                                  Accumulated
                              Preferred Stock      Common Stock     Capital in      During the
                              ---------------      ------------      Excess of     Development
                            Shares      Amount  Shares       Amount   Par Value         Stage
                            ------      ------  ------       ------   ----------    ----------
BALANCE, April 24, 2002          -    $    -           -    $     -   $     -      $       -

Issuance of 7,500,000
  shares of common stock
  for payment of organization
  costs of $1,870 and services
  rendered valued at $5,630, or
  $.001 per share, April 2002    -         -   7,500,000     7,500          -               -

Net loss for the period
  ended April 30, 2002        -        -          -         -         -       (5,400)
                            ------    ------    --------   --------     ------      --------
BALANCE, April 30, 2002          -    $    -   7,500,000    $ 7,500     $    -      $ (5,400)
                            ------    ------   =========   ========     ======      ========

The accompanying notes are an integral
  part of this financial statement.

        SKY WAY AIRCRAFT INC.
        [A Development Stage Company]
           STATEMENT OF CASH FLOWS

                                                                From Inception
                                                                  on April 24,
                                                                  2002 Through
                                                                    April 30,
                                                                      2002
                                                                --------------
Cash Flows From Operating Activities:
  Net loss                                                       $     (5,400)
  Adjustments to reconcile net loss to
   net cash provided (used) by operating
   activities:
     Non-cash services rendered for stock                               5,400
     Changes in assets and liabilities                                      -
                                                                -------------
        Net Cash Provided (Used) by Operating Activities                    -
                                                                -------------
Cash Flows From Investing Activities                                        -
                                                                -------------
        Net Cash Provided (Used) by Investing Activities                    -
                                                                -------------
Cash Flows From Financing Activities                                        -
                                                                -------------
        Net Cash Provided (Used) by Financing Activities                    -
                                                                -------------
Net Increase (Decrease) in Cash                                             -
Cash at Beginning of Period                                                 -
                                                                -------------
Cash at End of Period                                            $          -
                                                                -------------
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
     Interest                                                    $          -
     Income taxes                                                $          -

Supplemental Schedule of Noncash Investing and
Financing Activities:

For the period from inception on April 24, 2002 through April 30, 2002:
   In connection with its organization, the Company issued 7,500,000 shares of common stock for organizational costs of $1,870 and services rendered valued at $5,630, or $.001 per share.


The accompanying notes are an integral
  part of this financial statement.

SKY WAY AIRCRAFT INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Sky Way Aircraft Inc. ("the
Company") was organized under the laws of the State of Nevada on April 24, 2002. The Company plans to provide security services for the airlines industry. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting
Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting
Standards No. 128, "Earnings Per Share" [See Note
6].

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of

SKY WAY AIRCRAFT INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
[Continued]

the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 141,
"Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", SFAS No. 143,
"Accounting for Asset Retirement Obligations", and
SFAS No. 144, "Accounting for the Impairment or
Disposal of Long-Lived Assets", were recently issued. SFAS No. 141, 142, 143 and 144 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Preferred stock - The Company has authorized
10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at April 30, 2002.

Common Stock - The Company has authorized
40,000,000 shares of common stock with a par value of $.001. During April 2002, in connection with its organization, the Company issued 7,500,000 shares of its previously authorized but unissued common stock for payment of organization costs of $1,870 and non-cash services rendered valued at $5,630 (or $.001 per share).

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards
No. 109 "Accounting for Income Taxes".  SFAS No.
109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting

SKY WAY AIRCRAFT INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES [Continued]

differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at April 30, 2002 unused operating loss carryforwards of approximately
$5,400 which may be applied against future taxable income and which expire in 2022. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $800 as of April 30, 2002 with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $800 during the period from inception on April 24, 2002 through April 30, 2002.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation - During April 2002, the
Company issued 5,400,000 shares of common stock to officers/shareholders of the Company or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530. The Company has not paid any cash compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, at no expense to the Company.

SKY WAY AIRCRAFT INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has no on-going operations.
These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                    From Inception
                                                     on April 24,
                                                     2002 Through
                                                       April 30,
                                                          2002
                                                     -------------
  Loss from operations available to
    common shareholders (numerator)                    $  (5,400)
                                                       ---------
  Weighted average number of common
    shares outstanding used in loss per share
    for the period (denominator)                       7,500,000
                                                       ---------

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

SKY WAY AIRCRAFT INC.
 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS

Licensing Agreement - The Company entered into a ten-year licensing agreement with Sky Way Global, LLC, an entity under common control. The Company is to pay a royalty fee of 5% of gross sales for the exclusive right to use high-speed, broadband wireless technology for the aircraft industry. The royalty fee will be adjusted every six months, but is limited to 30% of gross sales. The agreement is renewable in five-year increments with mutual consent.

NOTE 8 - SUBSEQUENT EVENTS

Loan - On May 1, 2002, Sky Way Global, LLC, an entity under common control, advanced the Company
$1,000.  The advance bears no interest.

Proposed Stock Offering - The Company is proposing to make a public offering of 2,500,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Security and Exchange Commission on Form
SB-2. An offering price of $17.50 per share has been arbitrarily determined by the Company. The offering will be managed by Company management, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. Offering costs are estimated to be approximately $63,000.

               Part II
    Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Nevada Revised Statutes grants to Sky Way
Aircraft the power to indemnify the officers and directors of Sky Way Aircraft, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Sky Way
Aircraft and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Sky Way Aircraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Sky Way Aircraft, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Sky Way
Aircraft or is or was serving at the request of Sky
Way Aircraft as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Sky Way Aircraft, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Sky Way Aircraft and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Sky Way Aircraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Sky Way Aircraft to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Sky Way Aircraft or is or was serving at the request of Sky Way Aircraft as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Sky Way Aircraft; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Sky
Way Aircraft unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Sky Way Aircraft has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Sky Way Aircraft only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Sky Way Aircraft in advance of the final disposition of such action, suit, or proceeding as authorized in this Article
VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Sky Way Aircraft as authorized in this Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Sky Way
Aircraft or who is or was serving at the request of Sky Way Aircraft as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Sky Way Aircraft would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25.  Other Expenses of Issuance and
Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  15,107.75
Printing expenses                         5,000.00
Accounting fees and expenses              5,000.00
Legal fees and expenses                  22,500.00
State securities law fees
   and expenses                           5,000.00
Miscellaneous expenses                   10,000.00
                                      ------------
Total                                 $  62,607.75
                                      ============

Item 26.  Recent Sales of Unregistered Securities

During April 2002, Sky Way Aircraft issued
5,400,000 common shares to officers of Sky Way
Aircraft or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530 or $.001 per common share.

During April 2002, Sky Way Aircraft issued 825,000 to the following for consulting services rendered valued at $.001 per common share.

ARJosselyn       750,000 common shares
Venture Group     75,000 common shares

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities
Act of 1933.


Item 27.   Exhibit Index.

(3)               Articles of Incorporation dated
                   April 24, 2002
(3.1)             Bylaws
(4)               Specimen certificate for common
                     stock
(5)               Consent and Opinion of Jody M.
                     Walker regarding legality of
                     securities registered under
                     this Registration Statement
                     and to the references to
                     such attorney in the
                     prospectus filed as part of
                     this Registration Statement
(10)              License Agreement with Sky Way
                    Global
(23)              Consent of Pritchett, Siler &
                    Hardy, P.C.

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Tampa Florida, as of the 28th of June, 2002.

Sky Way Aircraft, Inc.


By  /s/Brent C. Kovar
    ------------------------
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated and each of the undersigned persons, in any capacity, hereby severally constitutes a majority of the Board of Directors.

Signature                          Title                    Date
---------                         ------                    -----

/s/James S. Kent              CEO/Director                6/28/02
----------------------
James S. Kent

/s/ James Dublikar		CFO/ Director		    6/28/02
James Dublikar

/s/Brent C. Kovar              President/Director         6/28/02
----------------------
Brent C. Kovar

/s/Joy Carson Kovar             Director                   6/28/02
----------------------
Joy Carson Kovar